Exhibit 1

JOINT FILING AGREEMENT

We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by any or all of us, will be filed, on behalf of each of us.

Date: April 20, 2026	GATES FOUNDATION TRUST

	By:	*
		Name:	Alan Heuberger (1)
		Title:	Attorney-in-fact for the Trustee, William H. Gates III

WILLIAM H. GATES III

	By:	*
		Name:	Alan Heuberger (1)
		Title:	Attorney-in-fact

* By:	/s/ Alan Heuberger
Alan Heuberger

(1)	Duly authorized under Special Power of Attorney appointing Alan Heuberger attorney-in-fact, dated January 6, 2025, by and on behalf of William H. Gates III as Trustee, filed as Exhibit 2 to Amendment No. 10 to the Trust’s Schedule 13G with respect to Waste Management, Inc. on November 14, 2025, SEC File No. 005-39928, and incorporated by reference herein.